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                                                                  EXHIBIT 23(a)



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-17121) and related Prospectus of Union Tank Car Company for the registration of $400,000,000 of Pass Through Certificates and $400,000,000 of Debt Securities, and to the incorporation by reference therein of our report dated March 7, 1996, with respect to the consolidated financial statements of Union Tank Car Company included in its Annual Report (Form 10-K/A) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                ERNST & YOUNG LLP



Chicago, Illinois
January 14, 1997